Exhibit 10.2

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is dated for reference the 28th day of Jan, 2005.

AMONG:

Those Persons Named in Schedule “A” hereto

(the “Vendors”)

AND:

FAIRCHILD INTERNATIONAL CORPORATION

(the “Purchaser”)

WHEREAS:

(A) The Vendors are collectively the registered and beneficial owners of 100% of the outstanding shares (the “Shares”) of Syngas Energy Corp., each owning that number of shares set out opposite such Vendor’s name in Schedule “A” hereto;

(B) The Vendors have agreed to sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares as provided herein;

THEREFORE for and in consideration of the premises, covenants and agreements herein set forth, the parties hereto agree as follows:

1.		DEFINITIONS AND INTERPRETATION

1.1		In this Agreement:

(a)
“Closing Date” means the date on which the transactions contemplated in the Share Exchange Agreement are complete currently contemplated to be within seven days of the effective date of the consolidation of the shares of the Purchase on a 25 for 1 basis as approved by the shareholders of the Purchaser on December 31, 2004;

	(b)	“Company” means Syngas Energy Corp.;

(c)
“Lien” means any mortgage, debenture, charge, hypothecation, pledge, lien, or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise that secures the payment of any indebtedness or the performance of any obligation or creates in favour of or grants to any person any proprietary right;

	(d)	“Purchase Shares” means a total of 47,500 post-consolidation common shares in the capital of the Purchaser which are to be issued as consideration for the

Shares, said shares to be issued to the Vendors pro rata in accordance with their interest in the Shares in the amounts set out opposite their names in Schedule “A” hereto;

(e)	“Purchaser” means Fairchild International Corporation.

2.		WARRANTIES AND REPRESENTATIONS

2.1		Each of the Vendors severally warrants and represents to the Purchaser that:

	(a)	such Vendor is the registered and beneficial owner of the Shares set out opposite his name in Schedule “A” hereto, free and clear of all Liens;

	(b)	if the Vendor is a corporation, the Vendor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation;

(c)
the Vendor has full power and authority (including, if the Vendor is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Vendor. The Vendor is not required to obtain any authorization, consent or approval of any person, including any court or governmental agency, in order to complete the transactions contemplated by this Agreement;

(d)
the Vendor is the registered owner of the number of Shares set out opposite his name in Schedule “A” hereto, free and clear of security interests, liens, charges, encumbrances, spousal or community property rights, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or any other restrictions on transfer (other than any restrictions under applicable laws relating to securities). The Vendor is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Vendor to sell, transfer, or otherwise dispose of any Shares to any other person. The Vendor is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Shares;

	(e)	the Shares as set out opposite such Vendor’s name in Schedule “A” hereto are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company; and

(f)
the Vendor has been advised that there may be tax consequences to the Vendor arising from the transactions contemplated hereby and the Vendor acknowledges that it has been advised to seek its own counsel in this regard.

2.2		The Vendors jointly and severally warrant and represent to the Purchaser that:

	(a)	the Shares represent all of the issued and outstanding shares of the Company;

	(b)	no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming and agreement, right or option:

(i)
to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

(iv)	to purchase or otherwise acquire any shares in the Capital of the Company;

(c)	the Company is duly incorporated, validly existing and in good standing under its jurisdiction of incorporation;

(d)	the Company now is and has since its incorporation been a “Canadian controlled private corporation” within the meaning of the Income Tax Act (Canada);

(e)
all alterations to the constating documents of the Company since its incorporation, have been duly approved by the shareholders of the Company and duly filed as required other than as disclosed to the Purchaser;

(f)	the Company has the power, authority and capacity to carry on its business presently conducted by it;

(g)	the Company has no liabilities;

(h)
the Company holds all licences and permits required for the conduct in the ordinary course of the business currently conducted by it and for the uses to which its assets have been or may be put and all such licenses and permits are in good standing and the conduct and uses of the same by it are in compliance with all laws, zoning and other bylaws, building and other restrictions, rules, regulations and ordinances applicable to it, and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(i)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Company;

(ii)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Company or any of the Vendors are subject or constitute or result in a default under any agreement, contract or commitment to which the Company or any of the Vendors are a party;

(iii)	give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Company is a party;

(iv)
give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued of the Company and which is necessary or desirable in connection with the conduct and operation of its business and the ownership, leasing or use of its assets;

(v)
there is no basis for and there are no actions, suits, judgements, investigations or proceedings outstanding or pending or threatened against or affecting the Company at law or equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency and neither the Company is a party or threatened with any litigation.

2.3		The Purchaser warrants and represents to the Vendors and the Company that:

(a)
the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power, authority and capacity to incur the obligations of the Purchaser created by this Agreement and to carry out its terms; and

(b)
the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

3.		PURCHASE AND SALE

3.1
On the basis of the warranties and representations set forth in §2 of this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to buy from the Vendors and the Vendors agree to sell to the Purchaser, the Shares on the Closing Date and the Purchaser agrees to issue the Purchase Shares as consideration as denoted in Schedule “A” hereto.

4.		CONDITIONS

4.1		The obligations of the Purchaser to carry out the terms of this Agreement and to complete the purchase referred to in §3.1 hereof is subject to the following conditions:

(a)
that on the Closing Date the warranties and representations of the Vendors as set forth in §2.1 of this Agreement are true in every particular as if such warranties an representations had been made by the Vendors on the Closing Date;

	(b)	that on the Closing Date , the Vendors will have delivered to the Purchaser, the following documents:

(i)	share certificates representing the Shares, duly endorsed for transfer;

(ii)	a directors resolution of the directors of the Company approving transfer of the Shares;

(iii)	a share certificate in the name of the Purchaser representing the Shares as transferred hereby;

(iv)	such other documentation as the Purchaser may reasonably request.

4.2		The conditions set forth in §5.1 of this Agreement are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase referred to in §3.1 hereof by the Purchaser will not prejudice or affect in any way the rights of the purchase referred to in §3.1 hereof by warranties and representations of the Vendors as set forth in §2.1 of this Agreement and the warranties and representations of the Vendors set forth in §2.1 of this Agreement will survive the Closing Date for a 24 month period after the Closing Date.

4.3		The obligation of the Vendors to carry out the terms of this Agreement and to complete the purchase referred to in §3.1 hereof is subject to the following conditions:

	(a)	that on the Closing Date, the warranties and representations of the Purchaser as set forth in §2.3 of this Agreement are true in every particular as if they had been made by the Purchaser on the Closing Date;

4.4		on the Closing Date, the Purchaser will have delivered to each of the Vendors certificates representing the Purchase Shares issuable to such Vendor as provided for in Schedule “A” hereto, it being acknowledged that such certificates will bear a legend evidencing that the Purchaser’s Shares represented by such certificates are “restricted securities” as defined in Rule 144 of the United States Securities Act of 1933.

5.		SURVIVAL OF OBLIGATIONS

5.1		Except as otherwise specifically provided herein, the obligations of the parties arising herefrom will not merge on the Closing Date.

6.	ENUREMENT

6.1	This Agreement will enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators and permitted assigns.

7.	GENERAL PROVISIONS

7.1	Time is of the essence of this Agreement.

7.2
The parties covenant and agree to execute and deliver all such further documents and instruments and to do all acts and things as may be necessary or desirable to carry out the full intent and meaning of this Agreement and to ensure to the Purchaser delivery of the Shares and to effect the payment of the Purchase Price to each of the Vendors.

7.3	The proper law of this Agreement is the law of the Province of British Columbia.

7.4
This Agreement may be executed in several counterparts and by facsimile transmission, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement on the 28th day of Jan., 2005.

FAIRCHILD INTERNATIONAL
CORPORATION

Per:	/s/ Anish Somani
Authorized Signatory

SCHEDULE “A”

Name of Vendor	Number of Vendor Shares Held	Number of Purchaser’s Shares to be Received	Signature of Vendor
Michael Fortin	37,500	37,500	/s/ Michael Fortin
Michael Chiu	10,000	10,000	/s/ Michael Chiu

TOTALS	47,500	47,500